Exhibit 10.27

AMENDMENT NO. 4

TO

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

THIS AMENDMENT NO. 4 by Tanox, Inc. (the “Company”),

WITNESSETH:

WHEREAS, the Company maintains the Tanox, Inc. 2000 Non-Employee Directors’ Stock Option Plan, as amended by Amendment No. 1 thereto dated May 16, 2001, Amendment No. 2 thereto dated February 13, 2004, and Amendment No. 3 thereto dated January 27, 2006 (the “Plan”); and

WHEREAS, the Company retained the right in Section 12 of the Plan for the Board of Directors of the Company to amend the Plan from time to time; and

WHEREAS, on April 28, 2006, the Board of Directors approved further amending the Plan as set forth below;

NOW, THEREFORE, the Company agrees that, effective April 17, 2006 (the “Amendment 4 Effective Date”), the Plan is amended as follows, subject in all respects to the approval hereof by the stockholders of the Company at the annual meeting of stockholders to be held in 2006:

1.	Section 1(h) of the Plan is hereby amended to read as follows in its entirety:

“(h) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for these services. The term “Consultant” shall not include Directors who are merely paid a director’s fee by the Company for their services as Directors.

2.	Section 1(q) of the Plan is hereby amended to read as follows in its entirety:

“(q) “Non-Employee Director” means a Director who is not an Employee or Consultant.”

IN WITNESS WHEREOF, the Company has executed this Amendment this 28th day of April, 2006.

TANOX, INC.

By:	Gregory Guidroz
Name:	Gregory Guidroz
Title:	Vice President—Finance